UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 13, 2017

Date of Report (Date of earliest event reported)

PLANET PAYMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35699	13-4084693
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

670 Long Beach Blvd., Long Beach, NY	11561
(Address of principal executive offices)	(Zip Code)

(516) 670-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☒    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07.             Submission of Matters to a Vote of Security Holders.

(a)

On June 13, 2017, Planet Payment, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) at 10:00am, New York time, at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, 26th Floor, New York, NY 10018.  Proxies for the 2017 Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

(b)	The following matters were voted upon at the 2017 Annual Meeting with the number of votes cast in respect thereof as set forth below:

1.    Election of Carl J. Williams to serve as a Class II Director of the Company for a three-year term, expiring at the 2020 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier resignation or removal.

Carl J. Williams

Votes:

For:	28,920,332
Withheld:	713,139
Broker Non-Votes:	11,565,577

Accordingly, the foregoing nominee was elected to serve as a Class II Director of the Company.

2.    Ratification of BDO USA, LLP, the Company’s independent registered public accounting firm, for the year 2017.

Votes:

For:	40,935,460
Against:	230,499
Abstained:	33,089

Accordingly, the appointment of the Company’s independent registered public accounting firm was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET PAYMENT, INC.

Date: June 16, 2017	By:	/s/ David R. Fishkin
		Name:	David R. Fishkin
		Title:	Senior Vice President, Deputy General Counsel and Secretary